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                                                                       Exhibit 5


             Opinion and Consent of Brobeck, Phleger & Harrison LLP


                                                                   June 17, 1997

ACT Networks, Inc.
188 Camino Ruiz
Camarillo, California 93012



                      Re: ACT Networks, Inc. Registration Statement for
                          Offering of 250,000 Shares of Common Stock

Ladies and Gentlemen:

                  We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 250,000 shares of Common Stock under the Company's 1997 Non-Executive Officer Stock Option/Stock Issuance Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                             /s/ Brobeck, Phleger & Harrison LLP

                             Brobeck, Phleger & Harrison LLP